Exhibit 99.1

I. INDIVIDUAL CASES

A. Engle Progeny Cases.

Pursuant to the Florida Supreme Court's ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had until January 2008 to file individual lawsuits. Lawsuits by individuals requesting the benefit of the Engle ruling are referred to as the “Engle progeny” cases. In October 2013, the Company announced a settlement of the claims of over 4,900 Engle progeny plaintiffs. Notwithstanding the settlement, the claims of approximately 255 Engle progeny plaintiffs remain pending. For more information on the Engle case and on the settlement, see “Note 7. Contingencies.”

(i)	Engle Progeny Cases with trial dates through March 31, 2017.

Braff v. R.J. Reynolds, et al., Case No. 08-25826, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/05/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for the trial period of 10/05/16 - 12/31/16.

Bristol v. R.J. Reynolds, et al., Case No. 15-010565-CA-01, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 05/11/15). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial in 07/16.

Cossick v. R.J. Reynolds, et al., Case No. 07-036740-19, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period of 01/04/17 - 03/31/17.

Fox v. R.J. Reynolds, et al., Case No. 08-26348, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/09/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for the trial period of 10/05/16 - 12/31/16.

Gates, et al., v. R.J. Reynolds, et al., Case No. 07- 025811-19, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/05/08). Two individuals suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period of 01/04/17 - 03/31/17.

Lawrence v. R.J. Reynolds, et al., Case No. 09-CA-000178, Circuit Court of the 5th Judicial Circuit, Marion County (case filed 01/12/09). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial in 02/17.

Martin v. R.J. Reynolds, et al., Case No. 07-036440 (19), Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/27/07).   One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for the trial period of 07/05/16 - 09/30/16.

Manassa v. R.J. Reynolds, et al., Case No. 07-056883-Ca-23, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 12/31/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period of 02/17 - 03/17.

Nixon v. R.J. Reynolds, et al., Case No. 07-CA-024426, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/08/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 02/24/17.

Oshinsky-Blacker v. R.J. Reynolds, et al., Case No. 08-25841, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/05/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for the trial period of 07/05/16 - 09/30/16.

Owens v. R.J. Reynolds, et al., Case No. 07-046871-CA-30, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 12/31/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 02/17/17.

Rogers v. R.J. Reynolds, et al., Case No. 08-000533-19, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 01/04/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period of 01/04/17 - 03/31/17.

Santoro v. R.J. Reynolds, et al., Case No. 08-025807, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/05/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period of 01/04/17 - 03/31/17.

Varner v. R.J. Reynolds, et al., Case No. 08-026345 (19), Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/09/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for the trial period of 07/05/16 - 09/30/16.

Weinstein v. R.J. Reynolds, et al., Case No. 08-CA-025840, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/05/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for the trial period of 01/04/17 - 03/31/17.

(ii)	Post-Trial Engle Progeny Cases.

Boatright, et al. v. R.J. Reynolds, et al., Case No. 53-2011-CA-000158-000-WH, Circuit Court of the 10th Judicial Circuit, Polk County (case filed 01/12/11).  This was a personal injury action filed by a smoker and his spouse that proceeded to jury trial in October 2014.  At the close of plaintiff’s case, the court granted directed verdict to Liggett on all claims other than the claim for conspiracy to conceal.  In November 2014, the jury returned a verdict in favor of plaintiffs and awarded compensatory damages in the amount of $15,000,000.  The jury apportioned fault as follows:  Plaintiff - 15%, Philip Morris - 85%.  While the jury determined that Liggett’s participation in an agreement to conceal was a legal cause of injury to plaintiffs, the court refused to allow the jury to consider apportioning fault to Liggett.  The jury assessed punitive damages against Philip Morris for $19,700,000 and Liggett for $300,000.  Post-trial motions were denied.  In January 2015, a joint and several judgment was entered against the defendants for $12,750,000 for the compensatory damages and $300,000 in punitive damages was awarded against Liggett. The defendants appealed to the Second District Court of Appeal. In March 2015, plaintiffs' motion for attorneys' fees was denied by the court. Plaintiffs appealed that ruling. Briefing is underway.

Buchanan v. R.J. Reynolds, et al., Case No. 2007-CA-3565, Circuit Court of the 2nd Judicial Circuit, Leon County (case filed 12/17/07). This was a wrongful death action that proceeded to jury trial in November 2012. In December 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $5,500,000. The jury apportioned fault as follows: Decedent - 26%, Philip Morris - 37% and Liggett - 37% ($2,750,000). In April 2012, a joint and several judgment was entered against the defendants for $5,500,000 and the court refused to reduce the award by the Decedent's comparative fault. In July 2014, the First District Court of Appeal affirmed the lower court, but certified to the Florida Supreme Court the issue of the statute of repose, which was before that court in Hess. In August 2014, defendants filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court which was declined in February 2016. Defendants are considering further appellate options. In the third quarter of 2015, Liggett accrued $4,146,000 for this matter. The parties reached confidential settlement agreements regarding the amount of plaintiff's attorneys' fees and costs.

Calloway v. R.J. Reynolds, et al., Case No. 08-21770, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/15/08). This was a wrongful death action that proceeded to jury trial in April 2012. In May 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $20,500,000, which the court subsequently reduced to $16,100,000.  The jury apportioned fault as follows: Decedent - 20.5%, R.J. Reynolds - 27%, Philip Morris - 25%, Lorillard - 18% and Liggett - 9.5% ($1,529,500).  In August 2012, the trial court entered a joint and several judgment for compensatory damages in that amount. In addition, the judgment awarded plaintiff $7,600,000 in punitive damages against Liggett. An order of entitlement to attorneys' fees and costs was also entered against the defendants. In January 2016, the Fourth District Court of Appeal reversed in part and remanded the case for a new trial on plaintiff’s fraudulent concealment and conspiracy claims because of the trial court’s failure to instruct the jury that plaintiff must establish detrimental reliance to prevail on those claims.  The court further remanded for a new trial on the entitlement to, and amount of, punitive damages in light of its ruling on the fraudulent concealment and conspiracy claims.  In addition, the court instructed the trial court that it should apportion the compensatory damages based on the jury’s assignment of fault to the respective parties.  The court also granted the plaintiff's motion for appellate attorneys' fees and costs. Plaintiff and defendants have moved for rehearing of that decision.

Caprio v. R.J. Reynolds, et al., Case No. 2007-CV-036719, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/07). This was a personal injury action that proceeded to jury trial in February 2015. At trial, the court directed verdict in Liggett’s favor on all of plaintiff’s claims other than conspiracy. The jury returned a partial verdict in favor of plaintiff and against Philip Morris, R.J. Reynolds, Lorillard and Liggett and awarded economic damages in the amount of $559,172. In May 2015, over defendants' objections, the court entered a partial verdict on class membership, product use causation, and economic damages and ordered a new trial on the remaining issues, including comparative fault and punitive damages. Defendants' post-trial motions were denied. Defendants appealed to the  Fourth District Court of Appeal. Briefing is underway.

Cohen, D. v. R.J. Reynolds, et al., Case No. 09-004042, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 02/04/09).  This was a wrongful death action that proceeded to jury trial in April 2013. In May 2013, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $2,055,000. The jury apportioned fault as follows: Decedent - 40%, RJR - 30%, Lorillard - 20% and Liggett - 10% ($205,500). In June 2013, the trial court granted defendants' motion for a new trial due to plaintiff's improper arguments during closing. Plaintiff filed a notice of appeal and the defendants filed a notice of cross appeal to the Fourth District Court of Appeal. Oral argument is scheduled for June 7, 2016.

Irimi v. R.J. Reynolds, et al., Case No. 08-26337 19, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/30/08).  This was a wrongful death action that proceeded to jury trial in July 2014. In August 2014, the jury returned a verdict in favor of plaintiff and awarded compensatory damages in the amount of $3,123,426. The jury apportioned fault as follows: Decedent - 70%, R.J. Reynolds - 14.5%, Lorillard - 14.5% and Liggett - 1% ($31,234). In January 2015, the court granted defendants' motion for a new trial. Plaintiff filed a notice of appeal to the Fourth District Court of Appeal and the defendants filed a notice of cross appeal. Briefing is underway.

Putney v. R.J. Reynolds, et al., Case No. 07-36668, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/07). This was a wrongful death action that proceeded to jury trial in March 2010. In April 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $15,000,000. The jury apportioned fault as follows: Decedent - 35%, R.J. Reynolds - 30%, Liggett - 20% ($3,008,138) and Philip Morris - 15%. No punitive damages were awarded against Liggett. Defendants appealed to the Fourth District Court of Appeal. The Fourth District Court of Appeal held that the trial court erred in entering summary judgment against defendants on their statute of repose defense and in not reducing the compensatory damages award as excessive.  Both parties filed notices to invoke the discretionary jurisdiction of the Florida Supreme Court. In February 2016, the Florida Supreme Court reinstated the jury's verdict. The defendants moved for clarification of that order, which was granted and the Florida Supreme Court made clear that its decision only reversed that part of the Fourth District Court of Appeal’s decision relating to the statute of repose.  Accordingly, the Fourth District Court of Appeal’s  decision holding that the compensatory damages award was excessive remains intact.  On remand to the the Fourth District Court of Appeal, the plaintiff filed a motion for supplemental briefing to address developments in Engle progeny case law since the date of its original decision. Defendants opposed that motion. A ruling is pending. On remand to the trial court, pursuant to the Fourth District Court of Appeal's decision, the trial court will enter a remittitur which either party may reject.  If the remittitur is rejected, there will be a new trial on damages. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  The court granted the attorneys' fee motion with the amount to be determined in a future proceeding.

Ward v. R.J. Reynolds, et al., Case No. 2008-CA-2135, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/13/07). This was a wrongful death action that proceeded to jury trial in January 2012. In January 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $1,000,000. The jury apportioned fault as follows: Decedent - 50%, R.J. Reynolds - 30%, Philip Morris - 10%,

Lorillard - 9.9% and Liggett - 0.1% ($1,000). No punitive damages were awarded against Liggett. A joint and several judgment was entered against the defendants for $487,000. In September 2013, the First District Court of Appeal affirmed. Liggett satisfied the merits judgment in January 2014.  In November 2015, the trial court awarded plaintiff $981,116 in attorneys’ fees and costs and entered final judgment jointly and severally against defendants.  Defendants appealed that final judgment.

B. Other Individual Cases.

Florida

Capone v. Philip Morris Inc., et al., Case No. 05-10312-CA-24, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 05/12/14). One individual suing. The smoker was diagnosed with lung cancer in 2003, and in 2005, he and his wife sued Philip Morris.  The smoker died in 2006.  In January 2008, plaintiff filed a Motion to Amend the Complaint to assert a claim for wrongful death, allege Engle claims and to add defendants not previously sued, including Liggett and Vector.  The amended complaint asserts both Engle and non-Engle claims.  In September 2015, Liggett and Vector answered the amended complaint and asserted various defenses, including that all of plaintiff’s claims are time barred.

Cowart v. Liggett Group Inc., et al., Case No. 98-01483-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/16/98). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Cox v. R.J. Reynolds, et al., Case No. 05-CA-000677, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing. There has been no recent activity in this case.

Diamond v. R.J. Reynolds, et al., Case No. 08-24533, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/30/08).  One individual suing. There has been no recent activity in this case.

Ditslear v. R.J. Reynolds, et al., Case No. 05-CA-000899, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/28/05). One individual suing. There has been no recent activity in this case.

Fine v. Philip Morris, Inc., et al., Case No. 08-000383 (AA), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/07/08).  One individual suing on behalf of the estate and survivors of a deceased smoker. There has been no recent activity in this case.

Fuchs v. R.J. Reynolds, et al., Case No. 05-CA-000681, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing. There has been no recent activity in this case.

Gentile v. R.J. Reynolds, et al., Case No. 50215CA-005405XXXXMB, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 05/26/15). One individual suing on behalf of the estate and survivors of a deceased smoker.

Grose v. R.J. Reynolds, et al., Case No. 08-38276, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 08/15/08).  One individual suing on behalf of the estate and survivors of a deceased smoker. In addition to Liggett, Vector Tobacco is named as a defendant. In October 2008, defendants moved to dismiss the case. A hearing has not been scheduled.

Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 12/20/96). Two individuals suing. The dismissal of the case was reversed on appeal, and the case was remanded to the trial court. An amended complaint was filed by the plaintiffs. In January 2006, defendants moved to dismiss the amended complaint. A hearing has not been scheduled.

Meckler v. Liggett Group Inc., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 07/10/97). One individual suing. Liggett is the only defendant in this case. The case is dormant.

Shaw v. R.J. Reynolds, et al., Case No. 05-CA-002863, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/30/05). One individual suing on behalf of the estate and survivors of a deceased smoker. Defendants moved to dismiss the case.

Louisiana

Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Parish of Orleans (case filed 05/27/97). One individual suing. There has been no recent activity in this case.

Reese, et al. v. R. J. Reynolds, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, St. Tammany Parish (case filed 06/10/03). Five individuals suing. There has been no recent activity in this case.

Maryland

Bearman, et al. v. Union Carbide Corporation, et al., Case No. 24-X-14-000303, Circuit Court, Baltimore City (case filed 07/13/15).  Two individuals suing.  Plaintiff and his wife seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.

Cook, et al. v. Union Carbide Corporation, et al., Case No. 24-X-13-000445, Circuit Court, Baltimore City (case filed 09/12/13). Two individuals suing. Plaintiff and his wife seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In November 2013, defendants moved to dismiss the complaint. The motion is pending.

Cowens, et al. v. John Crane-Houdaille Inc., et al., Case No. 24-X-11-000335, Circuit Court, Baltimore City (case filed 09/12/13). Three individuals suing. Plaintiffs are the surviving children of the decedent. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Vector Tobacco. In January 2014, defendants moved to dismiss the complaint. The motion is pending.

Culotta v. Union Carbide Corporation, et al., Case No. 24-X-12-000690, Circuit Court, Baltimore City (case filed 06/20/13). One individual suing. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In July 2013, defendants moved to dismiss the complaint. The motion is pending.

Danna v. Union Carbide Corporation, et al., Case No. 24-X-15-000155, Circuit Court, Baltimore City (case filed 08/19/15). One individual suing. Plaintiff seeks damages allegedly caused by his exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants.

Fales v. John Crane-Houdaille, Inc., et al., Case No. 24-X-11-000326, Circuit Court, Baltimore City (case filed 06/10/13). One individual suing. Plaintiff is the surviving child of decedent. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In July 2013, defendants moved to dismiss the complaint. The motion is pending.

Lively v. Union Carbide Corporation, et al., Case No. 24-X-13-000710, Circuit Court, Baltimore City (case filed 03/20/15). One individual suing. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett and Vector Tobacco. In April 2015, defendants moved to dismiss the complaint. The motion is pending.

Ruth v. Union Carbide Corporation, et al., Case No. 24-X-13-000717, Circuit Court, Baltimore City (case filed 08/07/15). One individual suing. Plaintiff seeks damages allegedly caused by his exposure to asbestos, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.

Sapp, et al. v. Union Carbide Corporation, et al., Case No. 24-X-14-000310, Circuit Court, Baltimore City (case filed 07/13/15).  Four individuals suing.  Plaintiffs seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.

Schwartz v. Union Carbide Corporation, et al., Case No. 24-X-15-000074, Circuit Court, Baltimore City (case filed 05/22/15). One individual suing. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. In June 2015, defendants moved to dismiss the complaint. The motion is pending.

Thorpe, et al. v. Union Carbide Corporation, et al., Case No. 24-X-14-000225, Circuit Court, Baltimore City (case filed 05/16/14). Two individuals suing. Plaintiffs are the surviving children of the decedent. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. In July 2014, defendants moved to dismiss the complaint. The motion is pending.

Wilt, et al. v. Union Carbide Corporation, et al., Case No. 24-X-12-000529, Circuit Court, Baltimore City (case filed 04/24/14). Two individuals suing. Plaintiff and his wife seek damages allegedly caused by his exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In July 2014, defendants moved to dismiss the complaint. The motion is pending.

Missouri

Nuzum, et al. v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-cv-237237, Circuit Court, Jackson County (case filed 05/21/03). Two individuals suing. A case management conference is scheduled for June 24, 2016.

New York

Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing. There has been no recent activity in this case.

Hausrath, et al. v. Liggett Group LLC, Case No. I2001-09526, Supreme Court of New York, Erie County (case filed 01/24/02). Two individuals suing. Liggett is the only remaining defendant. In July 2013, the court granted plaintiffs' motion to restore the case to the active docket calendar. Liggett appealed, and the intermediate appellate court affirmed the lower court's decision. In November 2015, the court entered a case management order providing discovery deadlines.

James v. The American Tobacco Company, et al., Case No. 103034/02, Supreme Court of New York, New York County (case filed 04/04/97). One individual suing. There has been no recent activity in this case.

Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing. In December 2008, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the industry's 1998 settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010. Plaintiffs' motion to reargue the decision was denied by the appellate court. The case is stayed.

Standish v. The American Tobacco Company, et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 07/28/97). One individual suing. There has been no recent activity in this case.

Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 09/23/97). Two individuals suing. In June 2009, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the industry's 1998 settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010.  Plaintiffs' motion to reargue the decision was denied by the appellate court. The case is stayed.

Yedwabnick v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 09/19/97). One individual suing. There has been no recent activity in this case.

Ohio

Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Cuyahoga County (case filed 08/25/05). Two individuals suing. There has been no recent activity in this case.

West Virginia

Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, Ohio County (case filed 03/20/01). Two individuals suing. There has been no recent activity in this case.

Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, Ohio County (case filed 06/04/01). One individual suing. There has been no recent activity in this case.

II. CLASS ACTION CASES

In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 01/18/00). Although not technically a class action, the court consolidated approximately 750 individual smoker actions that were pending prior to 2001 for trial of certain "common" issues. Liggett was severed from trial of the consolidated action. After two mistrials, in May 2013, the jury rejected all but one of the plaintiffs' claims, finding in favor of plaintiffs on the claim that ventilated filter cigarettes between 1964 and July 1, 1969 should have included instructions on how to use them. The issue of damages was reserved for further proceedings. The court entered judgment in October 2013, dismissing all claims except the ventilated filter claim. The judgment was affirmed on appeal and remanded to the trial court for further proceedings. In April 2015, the plaintiffs filed a petition for writ of certiorari to the United States Supreme Court which subsequently declined review. In July 2015, the trial court ruled on the scope of the ventilated filter claim and determined that only 30 plaintiffs have potentially viable claims against the non-Liggett defendants, which may be pursued in a second phase of the trial. The court intends to try the claims of these plaintiffs in six consolidated trials, each with five plaintiffs. The trial court set the first date for the consolidated trials for January 9, 2017. With respect to Liggett, the trial court requested that Liggett and plaintiffs brief whether any claims against Liggett survive given the outcome of the first phase of the trial.  A hearing is scheduled for May 23, 2016.  If the case proceeds against Liggett, it is estimated that Liggett could be a defendant in less than 25 of the remaining individual cases.

Parsons, et al. v. A C & S Inc., et al., Case No. 98-C-388, Circuit Court, West Virginia, Ohio County (case filed 02/09/98). This purported class action is brought on behalf of plaintiff's decedent and all West Virginia residents who allegedly have personal injury claims arising from their exposure to cigarette smoke and asbestos fibers. The complaint seeks to recover unspecified compensatory and punitive damages for all potential members of the class. The case is stayed as a result of the December 2000 bankruptcy petitions filed by three defendants (Nitral Liquidators, Inc., Desseaux Corporation of North America and Armstrong World Industries) in the United States Bankruptcy Court for the District of Delaware.

Young, et al. v. American Brands Inc., et al., Case No. 97-19984cv, Civil District Court, Louisiana, Orleans Parish (case filed 11/12/97). This purported personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, were exposed to secondhand smoke from cigarettes that were manufactured by the defendants, including Liggett, and suffered injury as a result of that exposure. The plaintiffs seek an unspecified amount of compensatory and punitive damages. No class certification hearing has been held. In 2013, plaintiffs filed a motion to stay the case and that motion was granted.

III. HEALTH CARE COST RECOVERY ACTIONS

Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Case No. cv-97-09-082, Tribal Court of the Crow Creek Sioux Tribe, South Dakota (case filed 09/26/97). The plaintiff seeks to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from alleged sales to minors. The case is dormant.